EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 2001 relating to the consolidated financial statements, which appears in Switchboard Incorporated's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated February 17, 2001 relating to the financial statement schedules, which appear in such Annual Report on Form 10-K.

                         /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
November 28, 2001